Exhibit 1.1

Tallgrass Energy Partners, LP

$200,000,000 of Common Units Representing Limited Partner Interests

EQUITY DISTRIBUTION AGREEMENT

October 31, 2014

Wells Fargo Securities, LLC

Merrill Lynch, Pierce, Fenner & Smith

        Incorporated

Citigroup Global Markets Inc.

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Partnership”) confirms its agreement (this “Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. (each, a “Manager”) as follows:

1. Description of Units.

The Partnership proposes to issue and sell through or to the Managers, each acting as agent and/or principal, common units representing limited partner interests in the Partnership (the “Common Units”) having an aggregate gross sales price of up to $200,000,000 (the “Units”) from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Partnership agrees that whenever it determines to sell the Units directly to any Manager as principal it will enter into a separate written agreement, in form and substance satisfactory to the Partnership and such Manager, containing the terms and conditions of such sale with such Manager (a “Terms Agreement”).

The Partnership has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-196454), including a base prospectus, relating to the Units to be issued from time to time by the Partnership, and which incorporates by reference documents that the Partnership has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Partnership has prepared a prospectus supplement specifically relating to the Units (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Partnership will furnish to the Managers, for use by the Managers, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Units. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Units, which time shall be considered the “new effective date” of the Registration Statement with respect to the Units within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

The Partnership’s activities are conducted through the following subsidiaries (collectively called the “Operating Subsidiaries”):

(a)	Tallgrass MLP Operations, LLC, a Delaware limited liability company (“Tallgrass MLP Operations”), which owns 100% of the limited liability interests of each of:

(1)	Tallgrass Midstream, LLC, a Delaware limited liability company (“Tallgrass Midstream”);

(2)	Tallgrass Interstate Gas Transmission, LLC, a Colorado limited liability company (“TIGT”);

(3)	Trailblazer Pipeline Company LLC, a Delaware limited liability company (“Trailblazer”);

(4)	Tallgrass Energy Investments, LLC, a Delaware limited liability company (“TEI”); and

(5)	Tallgrass PXP Holdings, LLC, a Delaware limited liability Company (“PXP”), which owns a 33.3% interest in Tallgrass Pony Express Pipeline, LLC, a Delaware limited liability company (“Pony Express”).

The Partnership, Tallgrass MLP GP, LLC, a Delaware limited liability company, the general partner of the Partnership (the “General Partner”) and the Operating Subsidiaries are collectively called the “Partnership Entities.”

2. Representations and Warranties.

The Partnership represents and warrants to the Managers as of the date hereof and as of each Representation Date (as defined below), as of each Applicable Time (as defined below) and as of each Settlement Date (as defined below) (in each case as if such representations and warranties were made as of such date, but modified to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date) and agrees with the Managers, as follows:

(a) Eligible Issuer. The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on any applicable Settlement Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(b) Compliance with Registration Requirements. The Registration Statement conformed and will conform in all material respects on the Effective Date, on any Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with the requirements of Rule 415 under the Securities Act (including, without limitation and if relevant, Rule 415(a)(5)). The Prospectus will conform, at any Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Common Units, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Settlement Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Prospectus conformed, at the time such document was filed with the Commission or at the time such document became effective, as applicable, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Commission has not issued any order preventing or suspending the use of any Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(c) No Material Misstatements. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Managers specifically for inclusion therein, it being understood and agreed that the only information furnished by or on behalf of the Managers consists solely of the information described on Exhibit H hereto (the “Agent Information”). The Prospectus did not and will not, as of its date or as of any Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with the Agent Information. The documents incorporated by reference in the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Material Misstatements in Any Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus listed in Exhibit G hereto, as of any Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any such Issuer Free Writing Prospectus in reliance upon and in conformity with the Agent Information. The information included in each Issuer Free Writing Prospectus listed in Exhibit G hereto does not conflict with the information contained in the Registration Statement or the Prospectus Supplement or to be contained in the Prospectus.

(e) Issuer Free Writing Prospectus Compliance as to Form. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Managers. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(f) Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed, is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization (as set forth on Exhibit B) and is duly qualified or licensed to do business and in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction (as set forth on Exhibit B) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity or partners’ capital, properties, business or prospects of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all limited partnership or limited liability company power and authority to own or hold its properties and to conduct the businesses as presently conducted in all material respects.

(g) General Partner. The General Partner has, and at each Settlement Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the Prospectus.

(h) Ownership of the General Partner. Tallgrass GP Holdings, LLC owns a 100% membership interest in the General Partner; such membership interest is duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the General Partner (the “Amended and Restated GP LLC Agreement”) and is fully paid (to the extent required under the Amended and Restated GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such membership interest is owned free and clear of all liens, encumbrances, security interests, equities, charges or other claims (“Liens”), except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Amended and Restated GP LLC Agreement.

(i) Ownership of the General Partner Interest in the Partnership. The General Partner is, and at each applicable Settlement Date will be, the sole general partner of the Partnership. As of the date of this Agreement, the General Partner owns a 1.67% general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest is duly authorized and validly issued in accordance with the Partnership’s Amended and Restated Partnership Agreement, dated May 17, 2013 (the “Amended and Restated Partnership Agreement”); and the General Partner owns such General Partner Interest free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Amended and Restated Partnership Agreement.

(j) Ownership of the Incentive Distribution Rights. As of the date hereof, the General Partner owns, and will own at any Settlement Date, all of the Incentive Distribution Rights (as defined in the Amended and Restated Partnership Agreement); the Incentive Distribution Rights and the limited partner interests represented thereby are duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement and are fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Amended and Restated Partnership Agreement.

(k) Ownership of the Sponsor Units. Tallgrass Operations, LLC owns 10,155,480 Common Units and 16,200,000 subordinated units representing limited partner units in the Partnership (collectively, the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby are duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement and are fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Tallgrass Operations, LLC owns such Sponsor Units free and clear of all Liens, except for (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the Amended and Restated Partnership Agreement, and (ii) Liens arising under or in connection with the Credit Agreement, dated as of November 13, 2012, among Tallgrass Operations, LLC, Tallgrass Development, LP, the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent (together with any amendment thereto, the “Tallgrass Development Credit Agreement”).

(l) Duly Authorized and Validly Issued Units. At each applicable Settlement Date, the Units to be sold by the Partnership and the limited partner interests represented thereby are duly authorized in accordance with the Amended and Restated Partnership Agreement and, when issued and delivered to the Managers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(m) Capitalization. As of October 30, 2014, the issued and outstanding limited partner interests of the Partnership solely consisted of 32,805,480 Common Units (not including the Units), 16,200,000 Subordinated Units and the Incentive Distribution Rights (as defined in the Partnership Agreement). All outstanding Common Units, Subordinated Units and the Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement and are fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(n) Ownership of the Operating Subsidiaries. Other than its indirect ownership of a 33.3% interest in Pony Express, the Partnership owns, and at the applicable Settlement Date will own, directly or indirectly, 100% of the issued membership interests, as applicable, in each of the Operating Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of such entity (collectively, and with the Partnership Agreement and the GP LLC Agreement, the “Organizational Agreements”) and the certificate of formation of such entity (collectively, with the certificate of limited partnership of the Partnership, as amended, the certificate of formation of the General Partner and the Organizational Agreements, the “Organizational Documents”) and are fully paid (to the extent required under such Organizational Documents) and nonassessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and (ii) in the case of an interest in a limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company statute); and will be owned, directly or indirectly, by the Partnership, free and clear of all Liens (other than (A) those created, arising under or securing obligations under the Revolving Credit Agreement, dated as of May 17, 2013, among Tallgrass Energy Partners, LP, the syndicate of lenders named therein and Barclays Bank PLC, as administrative agent and collateral agent (together with any amendment thereto, the “Revolving Credit Agreement”), (B) restrictions on transferability that may be imposed by federal or state securities laws and (C) restrictions on transferability contained in the Organizational Documents of such entity or as described in the Registration Statement or the Prospectus).

(o) No Other Subsidiaries. As of the date hereof, the Partnership does not own directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Operating Subsidiaries and its indirect ownership in BNN West Texas, LLC, a Delaware limited liability company, BNN Water Solutions, LLC, a Delaware limited liability company, BNN Redtail, LLC, a Delaware limited liability company, Alpha Reclaim Technology, LLC, a Texas limited liability company, NECL Realty Holdings, LLC, a Delaware limited liability company, and Tallgrass Pony Express Pipeline (Colorado), Inc., a Colorado corporation.

(p) Distribution Restrictions. None of the Operating Subsidiaries are prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or to which it is subject, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except for (a) restrictions on distributions under the laws of the Operating Subsidiaries’ jurisdictions of formation or (b) as described in or contemplated by the Revolving Credit Agreement.

(q) Conformity of Securities to Descriptions. The Units, when issued and delivered in accordance with the terms of the Amended and Restated Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same.

(r) No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreement of any such Partnership Entity, the certificates of limited partnership or formation or any other organizational documents of any such Partnership Entity or any other agreement or other instrument to which any such Partnership Entity is a party or by which any such Partnership Entity may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(s) Authority and Authorization. The Partnership has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Amended and Restated Partnership Agreement, the Registration Statement and the Prospectus. At each Settlement Date, all limited partnership or limited liability company action, as the case may be, required to be taken by the Partnership or any of its unitholders, members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery of this Agreement and any other transactions contemplated by this Agreement shall have been validly taken.

(t) Authorization, Execution and Delivery of the Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of the Partnership.

(u) Authorization, Execution, Delivery and Enforceability of Certain Agreements. Each of the Organizational Agreements of the Partnership Entities have been duly authorized, executed and delivered by the parties thereto and are the valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(v) No Conflicts. None of (i) the offering, issuance or sale of the Units as described in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership, (iii) the consummation of the transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Revolving Credit Agreement) upon any property or assets of any of the Partnership Entities, except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, changes of control, defaults or Liens that, individually or in the aggregate, have not materially impaired and will not materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement.

(w) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units as described in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership, (iii) the consummation of the transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, except (A) for registration of the Units under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units by the Managers, (B) for such consents that have been, or prior to each Settlement Date will be, obtained or made, (C) for any such consents the absence or omission of which would not reasonably be expected to materially impair the ability of any of the Partnership to consummate the transactions provided for in this Agreement and (D) as described in the Registration Statement and the Prospectus.

(x) No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would likely constitute a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the cases of clauses (ii) and (iii) for any such breaches, defaults and violations that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of any of the Partnership to consummate the transactions provided for in this Agreement.

(y) Financial Statements and XBRL. The financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, including but not limited to Rule 3-05 of Regulation S-X, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included under the caption “ Summary Historical Consolidated Financial and Operating Data” in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures contained in the Registration Statement and the Prospectus has been derived from the accounting records of the Partnership Entities or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not so included as required and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) or the Prospectus. The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(z) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who has audited certain financial statements of the Partnership, whose reports appear in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Partnership as required by the Securities Act and the Public Company Accounting Oversight Board.

(aa) Internal Controls. The Partnership maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements of the Partnership and its predecessor for accounting purposes in conformity with GAAP applied on a consistent basis and to maintain accountability for its assets, (iii) access to the assets of the Partnership and its predecessor for accounting purposes is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the assets of the Partnership and its predecessor for accounting purposes is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership’s internal controls over financial reporting are effective in all material respects to perform the functions for which they were established. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, the Partnership was not aware of any material weaknesses in the internal controls of any Partnership Entity.

(bb) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(cc) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, the Partnership has not been advised of or become aware of any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the Partnership Entities’ internal control over financial reporting.

(dd) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated in connection therewith or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership.

(ee) No Material Changes. Except as described in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, no Partnership Entity has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than pursuant to this Agreement), (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business or (v) declared or paid any distribution or dividend on its equity interests, and since such date, there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, in each of items (i) through (v) above, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) Title to Properties. Each of the Partnership Entities, directly or indirectly, has good and indefeasible title to all real property owned in fee by the Partnership Entities (excluding easements or rights-of-way) and good title to all personal property owned by it, in each case free and clear of all Liens, except (a) as described in the Registration Statement and the Prospectus, (b) such as are created under or permitted by the Revolving Credit Agreement and (c) such as does not materially affect the value of such property and does not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities. All assets held under lease by each of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Entities as described in the Registration Statement and the Prospectus.

(gg) Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to the limitations described in the Registration Statement and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at the applicable Settlement Date will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(hh) Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement and the Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect. No event has occurred that would prevent the Permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Partnership, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Permits that, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

(ii) Intellectual Property. Each of the Partnership Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its businesses and has no reason to believe that the conduct of its businesses conflicts with, and has not received any notice of any claim of conflict with, any such rights of others, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(jj) Legal Proceedings. Except as described in the Registration Statement and Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement; and to the Partnership’s knowledge, no such proceedings are threatened by governmental authorities or others.

(kk) Contracts to be Described or Filed. There are no contracts or other documents required by the Securities Act to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Each such contract and other document is in full force and effect and (assuming that such contracts and documents constitute the legal, valid and binding obligation of the other persons party thereto) is valid and enforceable by and against the Partnership Entities, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not reasonably be expected to have a Material Adverse Effect. The Partnership has no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(ll) Insurance. Each of the Partnership Entities has, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of any of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; and none of the Partnership Entities has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(mm) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement and the Prospectus that is not so disclosed. There are no outstanding personal loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the executive officers, directors or managers of any Partnership Entity or their respective family members.

(nn) No Labor Dispute; No Notice of Labor Law Violations. No labor disturbance by or dispute with the employees of any of the Partnership Entities or Tallgrass Management LLC exists or, to the knowledge of the Partnership, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(oo) Environmental Compliance. Except as described in the Registration Statement and the Prospectus, and except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) each of the Partnership Entities is in compliance with all laws, statutes, codes, regulations, ordinances, rules, orders, judgments, decrees, permits, authorizations or other approvals or other legal approvals of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution or the protection of human health or safety (to the extent such health or safety relates to exposure to Hazardous Materials, as defined below), the environment, natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal, arrangement for transport or disposal, or release of hazardous or toxic substances, materials or wastes as such terms are defined under applicable Federal or state law, solid wastes as defined under the Federal Resource Conservation and Recovery Act, pollutants, contaminants, petroleum, petroleum derivatives or any fraction thereof, natural gas, natural gas liquids and by-products, asbestos, urea formaldehyde and polychlorinated biphenyls

(“Hazardous Materials”) applicable to such entity and/or its respective operations (“Environmental Laws”), which compliance includes, without limitation, obtaining and maintaining, and complying with the terms and conditions of, all permits, authorizations and other approvals issued by governmental authorities or required by Environmental Laws to conduct their respective businesses, (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws that has not been resolved, or of any actual or potential liability for, or other obligation concerning the presence, transport, disposal arrangement for transport or disposal, or release of Hazardous Materials. Except as described in the Registration Statement and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Entities is aware of any issues regarding compliance with Environmental Laws or liabilities or other obligations under Environmental Laws or relating to Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Partnership Entities anticipates material capital expenditures as a result of or in connection with Environmental Laws.

(pp) Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed by the Partnership Entities through the date hereof (which returns are complete and correct in all material respects), subject to any applicable extensions, and have timely paid all taxes (and any interest, fine, penalty or other like assessment or addition thereto) due, except those taxes, assessments or other charges that are being contested in good faith, if such taxes, assessments, or other charges are adequately provided for in the financial statements included in the Registration Statement and the Prospectus, and no material tax deficiency has been determined adversely to the Partnership Entities that has not been abated, paid in full, or adequately provided for in the financial statements included in the Registration Statement and the Prospectus, nor does the Partnership have any knowledge of any tax deficiencies that have been asserted against the Partnership Entities that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq) ERISA. (i) There exists no “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) that is subject to Title IV of ERISA or Section 412 of the Code; and (ii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(rr) Statistical and Market-Related Data. The statistical and market-related data included in the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(ss) Forward-Looking and Supporting Information. Each of the forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Partnership included in or incorporated by reference in the Registration Statement and the Prospectus was made or will be made with a reasonable basis and in good faith.

(tt) Investment Company. None of the Partnership Entities is, and as of each applicable Settlement Date, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(uu) No Brokers. Except as described in the Registration Statement and the Prospectus, none of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement and the Side Letter, dated October 31, 2014, by and between the Partnership and the Managers) that would give rise to a valid claim against any of them or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(vv) Private Placement. Any sale and issuance of additional General Partner units to the General Partner pursuant to Section 5.2(b) of the Amended and Restated Partnership Agreement will be exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(ww) Stabilization. The Partnership Entities have not taken, directly or indirectly, any action that has constituted, or that was designed to or could reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xx) NYSE Listing of Common Units. The Partnership will use its reasonable best efforts to effect and maintain the listing of the Common Units on the NYSE.

(yy) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Settlement Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than the Registration Statement, Prospectus, any Issuer Free Writing Prospectus to which the Authorized Partnership Representatives have consented in accordance with Section 1(i) or 5(f), or any press release or other announcement permitted by the Securities Act, including Rule 134 or Rule 135 under the Securities Act.

(zz) Anti-Corruption. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aaa) Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(bbb) OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ccc) Lending Relationship. Except as described in the Registration Statement and the Prospectus, no Partnership Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Managers and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Managers.

(ddd) Emerging Growth Company. From the time of initial filing of the Registration Statement with the Commission through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(eee) Actively Traded Security. The Common Units are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(fff) Proprietary Trading by the Managers. The Partnership acknowledges and agrees that the Managers have informed the Partnership that it may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Units for its own account while this Agreement is in effect, and shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise agreed by the Managers in a Terms Agreement; provided, that no such purchase or sales by a Manager shall take place while a Terms Agreement is in effect with respect to any other Manager (except (i) as agreed by the Managers in the Terms Agreement or (ii) to the extent the Managers may engage in sales of Units purchased or deemed purchased from the Partnership as a “riskless principal” or in a similar capacity).

(ggg) FINRA Matters. To the knowledge of the Partnership, except as disclosed in the Registration Statement and the Prospectus, no director or officer of the Partnership Entities has any association with any FINRA member.

Any certificate signed by any officer of the General Partner and delivered to the Managers or counsel for the Managers in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to the Managers.

3. Sale and Delivery to the Managers; Settlement.

(a) Sale of Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Managers, acting as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as agent for the Partnership, the Units on the following terms:

(1) The Units are to be sold by the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as authorized representatives of the Partnership on Exhibit A hereto (which may be updated from time to time by a certificate from the Partnership to the Managers) (the “Authorized Partnership Representatives”) has instructed any of the individuals listed as authorized representatives of such Manager on Exhibit A hereto (which may be updated from time to time by a certificate from such Manager to the Partnership) (the “Authorized Manager Representatives”) by telephone (confirmed promptly by electronic mail) to make such sales, and (C) the Partnership has satisfied its obligations under Section 6. of this Agreement. The Partnership will designate (i) the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and (ii) the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Partnership’s Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units.

(2) The Partnership acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling Units, (ii) no Manager will incur any liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Units as required under this Section 3 and (iii) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement.

(3) Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct the Authorized Manager Representatives by telephone (confirmed promptly by electronic mail) not to sell Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(n)–(r), be deemed to affirm any of the representations or warranties contained in this Agreement, or be obligated to conduct any due diligence session as referred to in Section 4(l) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date).

(4) Subject to the terms of a Terms Agreement, the Managers may sell Units (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Units, (ii) to or through a market maker, or (iii) directly on or through an electronic communication network, a “dark pool” or any similar market venue. Subject to the terms of a Terms Agreement, the Managers may also sell Units by any other method permitted by law, including but not limited to in privately negotiated transactions.

(5) The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in Section 3(b) below. The foregoing rate of compensation shall not apply when any Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.

(6) Each Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds, the compensation payable by the Partnership to any Manager with respect to such sales and the Net Proceeds (as defined below) payable to the Partnership.

(b) Settlement of Units. Settlement for sales of Units pursuant to Section 3(a) will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Partnership on a Settlement Date against receipt of the Units sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Manager at which such Units were sold, after deduction for (i) such Manager’s commission, discount or other compensation for such sales payable by the Partnership pursuant to Section 3(a)(5) hereof, (ii) any other amounts due and payable by the Partnership to such Manager hereunder pursuant to Section 5 hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Units. On or before each Settlement Date, the Partnership will, or will cause its transfer agent to, electronically transfer the Units being sold by crediting the Manager’s or its designee’s account (provided such Manager shall have given the Partnership written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Partnership and such Manager which in all cases shall be freely tradable, transferable units eligible for delivery through DTC. On each Settlement Date, any Manager will deliver the related Net Proceeds in same day funds to an account designated by the Partnership on, or prior to, the Settlement Date. The Partnership agrees that, if the Partnership, or its transfer agent (if applicable), defaults in its obligation to deliver Units on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereto, it will (i) indemnify and hold any Manager harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership or its transfer agent and (ii) pay to such Manager any commission to which it would otherwise have been entitled absent such default. If any Manager breaches this Agreement by failing to deliver Net Proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership, such Manager will pay, until such Net Proceeds are delivered to the Partnership, the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(d) Limitations on Offering Size. Under no circumstances shall the Partnership cause or request the offer or sale of any Units, if after giving effect to the sale of such Units, the aggregate offering price of the Units sold pursuant to this Agreement would exceed the lesser of (A) the amount available for offer and sale under the currently effective Registration Statement, and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Partnership and notified to the Managers in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Units pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Partnership and notified to the Managers in writing. Further, under no circumstances shall the aggregate offering price of Units sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed $200,000,000.

(e) Black-out Limitations. Notwithstanding any other provision of this Agreement, the Partnership shall not offer or sell, or instruct any Manager to offer or sell, any Units through such Manager as agent (and, by notice to such Manager given by telephone (confirmed promptly by facsimile or email), shall cancel any instructions for any such offer or sale of any Units prior to the commencement of the periods referenced below), and such Manager shall not be obligated to make any such offer or sale of Units, (i) during any period in which the Partnership is in possession of material non-public information or (ii) except as provided in Section 3(f)(i) hereof, at any time during the period commencing on the 10th business day prior to the time the Partnership issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(f) If the Partnership wishes to offer or sell Units to any Manager as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Partnership shall first (i) prepare and deliver to such Manager (with a copy to counsel to such Manager) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Manager, and, prior to its filing, obtain the written consent of such Manager to such filing (which consent shall not be unreasonably withheld), (ii) provide such Manager with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 4(n)-(r) hereof, (iii) afford such Manager the opportunity to conduct a due diligence review in accordance with Section 4(l) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 3(e) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(f) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 4(n)-(r) hereof, and (B) this Section 3(f) shall in no way affect or limit the operation of clause (i) of Section 3(e) hereof, which shall have independent application.

4. Covenants of the Partnership.

The Partnership covenants and agrees with the Managers as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Units is required to be delivered by any Manager under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Partnership will notify the Managers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information relating thereto; (ii) the Partnership will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Units or a security convertible into the Units unless a copy thereof has been submitted to the Managers within a reasonable period of time before the filing and the Managers have not reasonably objected thereto, unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law (provided, however, that the failure of any of the Managers to make such objection shall not relieve the Partnership of any obligation or liability hereunder, or affect such Manager’s right to rely on the representations and warranties made by the Partnership in this Agreement), and the Partnership will furnish to such Manager at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Partnership will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Partnership will advise the Managers, promptly after they receive notice or obtain knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Partnership becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Units. The Partnership will use its reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Units for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as practicable.

(c) Delivery of Registration Statement and Prospectus. The Partnership will furnish to the Managers and its counsel (at the expense of the Partnership) copies of the Registration Statement and the Prospectus and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Units is required to be delivered under the Securities Act, in each case as soon as reasonably practicable and in such quantities and at such locations as the Managers may from time to time reasonably request (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto).

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Units (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the

Managers or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Partnership will promptly notify the Managers to suspend the offering of Units during such period and the Partnership will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Partnership will furnish to the Managers such number of copies of such amendment or supplement as the Managers may reasonably request.

(e) Blue Sky and Other Qualifications. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as any Manager may designate, will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(f) Rule 158. The Partnership will make generally available to its unitholders as soon as practicable an earnings statement for the purposes of, and to provide to the Managers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Units is required to be delivered by any Manager under the Securities Act with respect to a pending sale of the Units (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Partnership will use its commercially reasonable efforts to cause the Units to be listed on the NYSE.

(i) Reporting Requirements. The Partnership, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(j) Notice of Other Sales. At any time that the sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled, the Partnership will not, without (i) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Managers suspending activity under this program for such period of time as requested by the Partnership or as deemed appropriate by the Managers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for or repayable with Common Units, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Units, or any securities convertible into or exchangeable or exercisable for or repayable with Common Units, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Units to be offered and sold through any Manager pursuant to this Agreement, and (y) equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance of Common Units upon vesting thereof.

(k) Change of Circumstances. The Partnership will, at any time during a fiscal quarter in which the Partnership intends to instruct any Manager to sell Units under this Agreement, advise the Managers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Managers pursuant to this Agreement.

(l) Due Diligence Cooperation. The Partnership will cooperate with any reasonable due diligence review conducted by the Managers or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Partnership’s principal offices, as the Managers may reasonably request.

(m) Disclosure of Sales. The Partnership will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Units sold through the Managers, the Net Proceeds to the Partnership and the compensation payable by the Partnership to the Managers with respect to such Units.

(n) Representation Dates; Certificate. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and:

(1) each time the Partnership:

(i) files the Prospectus relating to the Units or amends or supplements the Registration Statement or the Prospectus relating to the Units by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Units;

(ii) files an annual report on Form 10-K under the Exchange Act;

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a report on Form 8-K containing amended financial information (other than an earnings release or to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act;

(2) at any time the Units are delivered to any Manager as principal pursuant to a Terms Agreement; and

(3) at any other time reasonably requested by the Managers (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv), such time the Units are delivered to the Managers as referred to in clause (2) above and any time of request pursuant to this Section 4(n) shall be a “Representation Date”), the Partnership shall furnish the Managers with a certificate, in the form attached hereto as Exhibit F within three Trading Days of any Representation Date. The requirement to provide a certificate under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction by the Partnership to any Manager to sell Units under this Agreement is in effect, which waiver shall continue until the earlier to occur of the date the Partnership delivers an instruction to any Manager to sell Units pursuant to Section 3(a) hereof (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Partnership files its annual report on Form 10-K. Notwithstanding the foregoing, if the Partnership subsequently decides to sell Units following a Representation Date when the Partnership relied on such waiver and did not provide the Managers with a certificate under this Section 4(n), then before the Partnership delivers an instruction pursuant to Section 3(a) or any Manager sells any Units, the Partnership shall provide such Manager with a certificate, in the form attached hereto as Exhibit F, dated the date of such instruction.

(o) Legal Opinion of Partnership Counsel. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Partnership shall cause to be furnished to the Managers a written opinion of Baker Botts L.L.P. (“Partnership Counsel”), or other counsel satisfactory to the Managers, in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit C, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under this Section 4(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p) General Counsel Opinion. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, George Rider, General Counsel of the General Partner, or any other officer of the General Partner satisfactory to the Managers, shall cause to be furnished to the Managers his or her written opinion, in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, George Rider may furnish the Managers with a Reliance Letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Colorado Counsel Opinion. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, Stinson Morrison Hecker LLP (“Colorado Counsel”) shall cause to be furnished to the Managers its written opinion, as Colorado counsel to the Partnership Entities, in form and substance satisfactory to the Managers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, Colorado Counsel may furnish the Managers with a Reliance Letter to the effect that the Managers may rely on a prior opinion delivered under this Section 4(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(r) Comfort Letter. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Partnership shall cause PricewaterhouseCoopers LLP (and any other independent accountants whose report is included or incorporated by reference in the Registration Statement or the Prospectus) to furnish the Managers a letter or letters (the “Comfort Letters”) with respect to each of the Partnership and the Operating Subsidiaries, dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Managers, each (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s) Opinion of Counsel for the Managers. On or prior to the date that the first Units are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Managers shall have received the favorable written opinion or opinions of Vinson & Elkins L.L.P., counsel for the Managers, dated such date, with respect to such matters as the Managers may reasonably request.

(t) Market Activities. The Partnership will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or (ii) sell, bid for, or purchase the Units to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Units to be issued and sold pursuant to this Agreement other than the Managers; provided, however, that the Partnership may bid for and purchase its Common Units in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Partnership during the three Trading Days before or after any sale of any Units pursuant to this Agreement.

(u) No Offer to Sell. The Partnership will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Units to be sold by the Managers as principal or agent hereunder.

(v) Sarbanes-Oxley Act. The Partnership will take all necessary action to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act.

(w) Regulation M. If the Partnership has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Partnership or the Common Units, it shall promptly notify the Managers and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

5. Payment of Expenses.

The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) any registration or qualification of the Units for offer and sale under blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vi) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (viii) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (ix) the reasonable fees, disbursements and expenses of counsel for the Managers in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder. Except as otherwise provided in this Section 5, the Managers will pay all of their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

6. Conditions of the Managers’ Obligations.

The respective obligations of the Managers hereunder with respect to a sale of Units will be subject to the continuing accuracy and completeness of the representations and warranties of the Partnership contained in this Agreement or in certificates of any officer of the Partnership Entities delivered pursuant to the provisions hereof, to the performance by the Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Units pursuant to this Agreement and (ii) the sale of all Units contemplated to be issued by any instruction by the Partnership given to any Manager pursuant to Section 3(a).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Partnership’s reports filed with the Commission, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole.

(d) Opinion of Counsel for Partnership. The Managers shall have received the favorable opinion of Partnership Counsel, required to be delivered pursuant to Section 4(o).

(e) Opinion of Colorado Counsel. The Managers shall have received the favorable opinion of Colorado Counsel, required to be delivered pursuant to Section 4(q).

(f) General Counsel Opinion. The Managers shall have received the favorable opinion of George Rider, General Counsel of the General Partner, or any other officer of the General Partner acceptable to the Manager, required to be delivered pursuant to Section 4(p).

(g) Representation Certificate. The Managers shall have received the certificate required to be delivered pursuant to Section 4(n).

(h) Accountant’s Comfort Letters. The Managers shall have received the Comfort Letters required to be delivered pursuant Section 4(r).

(i) Approval for Listing. The Units shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Partnership shall have filed an application for listing of the Units on NYSE at, or prior to, the issuance of any instruction to any Manager to sell Units pursuant to Section 3(a).

(j) No Objection. Prior to the issuance of any instruction of the Partnership pursuant to Section 3(a), FINRA shall not have raised any objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) No Suspension. Trading in the Units shall not have been suspended on the NYSE.

(l) Additional Documents. On each date on which the Partnership is required to deliver a certificate pursuant to Section 4(n), counsel for the Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(m) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any instruction of the Partnership pursuant to Section 3(a) shall have been made within the applicable time period prescribed for such filing by Rule 424.

7. Indemnification and Contribution.

(a) The Partnership agrees to indemnify and hold harmless each Manager, its affiliates, directors, officers, employees and agents, and each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state securities law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road

Show”) or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Prospectus, any Non-Prospectus Road Show or any Issuer Free Writing Prospectus a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Managers specifically for inclusion therein, it being understood and agreed that the only information furnished by or on behalf of the Managers consists of the Agent Information. This indemnity agreement will be in addition to any liability which the Partnership may otherwise have.

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Partnership, their directors, each of their officers who signs the Registration Statement (or other document incorporated therein), and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to such Manager, but only with reference to the Agent Information furnished to the Partnership by or on behalf of the Managers specifically for inclusion in the Registration Statement and the Prospectus, it being understood and agreed that the only information furnished by or on behalf of the Managers for inclusion in the Registration Statement and the Prospectus consists of the Agent Information. This indemnity agreement will be in addition to any liability which each Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 7 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and each Manager, severally and not jointly, agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Partnership and such Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by such Manager on the other from the offering of the Units; provided, however, that in no case shall any Manager be responsible for any amount in excess of the compensation received by such Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and each Manager, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of such Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership prior to the date on which the action arose, and benefits received by such Manager shall be deemed to be equal to the total compensation received by such Manager prior to the date on which the action arose. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or such Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership and the Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Manager within the meaning of either the Securities Act or the Exchange Act and each affiliate, director, officer, employee and agent of any Manager shall have the same rights to contribution as the Managers, and each person who controls the Partnership or the General Partner within the meaning of either the Securities Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Managers or controlling person, or by or on behalf of the Partnership, and shall survive delivery of the Units to any Manager.

9. Termination of Agreement.

(a) Termination by the Partnership. The Partnership shall have the right, by giving notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement; provided, however, that with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination.

(b) Termination by any Manager. Each Manager shall have the right, by giving notice as hereinafter specified, to terminate its obligations under this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Automatic Termination. Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Units through the Managers on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(d) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a), (b) or (c) above or otherwise by mutual agreement of the parties.

(e) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by such Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Units, such Units shall settle in accordance with the provisions of this Agreement.

(f) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and except that, in the case of any termination of this Agreement, Section 2, Section 7, Section 8 and Section 17 hereof shall survive such termination and remain in full force and effect.

10. Notices. Except as otherwise provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Partnership, will be mailed or delivered to Tallgrass Energy Partners, LP, at the address set forth in the Registration Statement, Attention: George E. Rider (fax: (913) 928-6011); or if sent to Wells Fargo Securities, LLC, will be mailed or delivered to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax: 212-214-5918); or if sent to if sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, will be mailed or delivered to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Thomas J. Openladen, Jr.; or if sent to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

13. Venue. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court within the Borough of Manhattan of New York City, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

14. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Units or any securities pursuant to this Agreement.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Effective Date” means any date as of which any part of such registration statement relating to the Units became, or is deemed to have become, effective under the Securities Act, in accordance with the rules and regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Investment Company Act” means the Investment Company Act of 1940, as amended.”

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Units.

“NYSE” means the New York Stock Exchange.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Partnership pursuant to Rule 462(b) for the purpose of registering any of the Units under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Units by the Managers outside of the United States.

17. Research Analyst Independence. The Partnership acknowledges that the Managers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Managers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Managers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Managers’ investment banking divisions. The Partnership acknowledges that each of the Managers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18. No Fiduciary Duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each Manager and any affiliate through which it may be acting, on the other, (b) each Manager is acting as principal and not as an agent or fiduciary of the Partnership and (c) the Partnership’s engagement of the Managers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that they will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Partnership and the Managers.

Very truly yours,

Tallgrass Energy Partners, LP

By:	Tallgrass MLP GP, LLC, its general partner

	By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

Signature Page to Equity Distribution Agreement

Accepted as of the date first written above:

Wells Fargo Securities, LLC

By:	/s/ Gregory Ogborn
Gregory Ogborn
Vice President

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Michael Cannon
Michael Cannon
Managing Director

Citigroup Global Markets Inc.

By:	/s/ Javier Artola
Javier Artola
Vice President

Signature Page to Equity Distribution Agreement

EXHIBIT A

AUTHORIZED INDIVIDUALS

Wells Fargo Securities, LLC

Jennifer Lynch

William O’Connell

Josie Callanan

Brian Reale

Craig Stampone

Greg Ogborn

Thomas DeLoache

Jeffy Joseph

Richard Maxwell

Russell Clingman

Rahul Jasuja

Merrill Lynch, Pierce, Fenner & Smith Incorporated

David Moran

Thomas J. Opladen

Christopher Norris

Citigroup Global Markets Inc.

Peter DeCandia

Tom Cincotta

Mark Richman

Matthew Morris

Tallgrass Energy Partners, LP

David G. Dehaemers, Jr.

Gary J. Brauchle

Nate Lien

Jason Dehaemers

Zach Rider

A-1

EXHIBIT B

PARTNERSHIP ENTITIES

Entity	Jurisdiction of Formation	Foreign Qualifications
Tallgrass Energy Partners, LP	Delaware

Tallgrass Interstate Gas Transmission, LLC	Colorado	Kansas, Missouri, Montana, Nebraska, Oklahoma, Texas, Utah, Wyoming

Tallgrass Midstream, LLC	Delaware	Wyoming

Tallgrass MLP GP, LLC	Delaware

Tallgrass MLP Operations, LLC	Delaware	Colorado, Kansas, Missouri, Montana, Nebraska, Oklahoma, Utah, Wyoming

Trailblazer Pipeline Company LLC	Delaware	Colorado, Illinois, Nebraska, Utah

Tallgrass Energy Investments, LLC	Delaware

Tallgrass PXP Holdings, LLC	Delaware

Tallgrass Pony Express Pipeline, LLC	Delaware	Colorado, Kansas, Nebraska, Oklahoma, Wyoming

B-1

EXHIBIT C

FORM OF OPINION OF PARTNERSHIP COUNSEL

1. Formation and Qualification. Each of the Partnership Entities (other than TIGT and Tallgrass Midstream) has been duly formed, and each of the Partnership Entities (other than TIGT) (the “Delaware Partnership Entities”) is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction set forth opposite its name on Schedule I hereto. Each of the Delaware Partnership Entities has all requisite limited partnership or limited liability company power and authority, as the case may be, necessary to own or lease its properties currently owned or leased and to conduct the businesses in which it is currently engaged, in each case in all material respects as described in the Registration Statement and the Prospectus.

2. Power and Authority to Act as General Partner of the Partnership. The General Partner has all requisite limited liability company power and authority to serve as general partner of the Partnership in all material respects as described in the Registration Statement and the Prospectus.

3. Ownership of the General Partner. Tallgrass GP Holdings, LLC is the sole member of the General Partner, with a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the Amended and Restated GP LLC Agreement and is fully paid (to the extent required under the Amended and Restated GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Tallgrass GP Holdings, LLC owns such membership interest free and clear of all Liens (other than those created by or arising under the Delaware LLC Act, restrictions on transferability contained in the Amended and Restated GP LLC Agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Tallgrass GP Holdings, LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation.

4. Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership. As of the date hereof, the General Partner owns a 1.67% general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest is duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement; and the General Partner owns such General Partner Interest free and clear of all Liens (other than those created by or arising under the Delaware LP Act, restrictions on transferability contained in the Amended and Restated Partnership Agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation.

5. Ownership of Incentive Distribution Rights. The General Partner owns all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement and are fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens (other than those created by or arising under the Delaware LP Act, restrictions on transferability contained in the Amended and Restated Partnership Agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation.

6. Ownership of the Sponsor Units. Tallgrass Operations, LLC owns all of the Sponsor Units; all of such Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Amended and Restated Partnership Agreement and are fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Tallgrass Operations, LLC owns the Sponsor Units free and clear of all Liens (other than those created by or arising under the Delaware LP Act or the Tallgrass Development Revolving Credit Agreement, restrictions on transferability contained in the Amended and Restated Partnership Agreement or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Tallgrass Operations, LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation.

7. Ownership of the Operating Subsidiaries. Other than its indirect ownership of a 33.3% interest in Pony Express, the Partnership owns, directly or indirectly, 100% of the issued membership interests, as applicable, in each of the Operating Subsidiaries other than TIGT (the “Delaware Operating Subsidiaries”); such membership interests have been duly authorized and validly issued in accordance with the Organizational Documents of the Delaware Operating Subsidiaries and are fully paid (to the extent required under such Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and are owned, directly or indirectly, by the Partnership, free and clear of all Liens (other than those created by or arising under the Delaware LLC Act or the Revolving Credit Agreement, restrictions on transferability contained in the Organizational Documents of the Delaware Operating Subsidiaries or as described in the Registration Statement and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as the debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation.

8. Duly Authorized and Validly Issued Units. The Units to be purchased by the Managers from the Partnership and the limited partner interests represented thereby have been duly authorized in accordance with the Amended and Restated Partnership Agreement and, when issued and delivered by the Partnership to the Managers against payment thereof in accordance with the terms of the Equity Distribution Agreement, will be validly issued, fully paid (to the extent required under the Amended and Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

9. Capitalization. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of (i) 32,805,480 Common Units (not including the Units), (ii) 16,200,000 subordinated units representing limited partner interests in the Partnership and the Incentive Distribution Rights.

10. No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Organizational Agreement of any such Partnership Entity, the certificates of limited partnership or formation or any other organizational documents of any such Partnership Entity or any other agreement or instrument filed as an exhibit to the Registration Statement (other than the agreements listed on Schedule II hereto). To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Equity Distribution Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

11. Authority and Authorization. The Partnership has all requisite limited partnership power and authority to execute and deliver the Equity Distribution Agreement, and to perform its obligations thereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Equity Distribution Agreement, the Amended and Restated Partnership Agreement, the Registration Statement and the Prospectus. All limited partnership action required to be taken by the Partnership or any of its unitholders or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Partnership of the Equity Distribution Agreement and the consummation of the transactions contemplated by the Equity Distribution Agreement has been validly taken.

12. Authorization, Execution and Delivery of the Equity Distribution Agreement. The Equity Distribution Agreement has been duly authorized, executed and delivered by the Partnership.

13. Enforceability of the Organizational Documents. The Organizational Documents have been duly authorized, executed and delivered by each of the Delaware Partnership Entities that are parties thereto, and the Organizational Agreements of the Delaware Partnership Entities, assuming the due authorization, execution and delivery by the other parties thereto, are valid and legally binding agreements of the Delaware Partnership Entities that are parties thereto, enforceable against such Delaware Partnership Entities that are parties thereto in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

14. Non-Contravention. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Equity Distribution Agreement by the Partnership, (iii) the consummation of the transactions contemplated by the Equity Distribution Agreement by the Partnership or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement and the Prospectus, (A) constitutes or will constitute a violation of the Organizational Documents of any of the Delaware Partnership Entities, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement or other instrument filed or incorporated by reference as an exhibit to the Registration Statement, the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013, the Partnership’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 or any of the Partnership’s Current Reports on Form 8-K filed with the Commission since December 31, 2013 (other than the agreements listed on Schedule II hereto) (the “Applicable Documents”), (C) violates or will violate any of the Delaware LP Act, the Delaware LLC Act or federal law, or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Revolving Credit Agreement) upon any property or assets of any of the Partnership Entities under the Applicable Documents, except in the case of clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that, individually or in the aggregate, would not reasonably be likely to materially impair the ability of any of the Partnership to consummate transactions provided for in the Equity Distribution Agreement; provided, however, that such counsel need express no opinion in this paragraph 14 with respect to federal or state securities laws and other anti-fraud laws.

15. No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any Delaware or federal court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units by the Partnership, (ii) the execution, delivery and performance of the Equity Distribution Agreement by the Partnership, (iii) the consummation of the transactions contemplated by the Equity Distribution Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement and the Prospectus, except (A) for registration of the Units under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of the FINRA in connection with the purchase and distribution of the Units by the Managers (as to which such counsel need not express an opinion), (B) for such consents that have been obtained or made, (C) for any such consents the absence or omission of which would not reasonably be expected to materially impair the ability of the Partnership to consummate the transactions provided for in the Equity Distribution Agreement and (D) as described in the Registration Statement and the Prospectus.

16. Effectiveness of Registration Statement. The Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened by the Commission.

17. Description of Common Units. The descriptions of the Common Units included in the Registration Statement and the Prospectus under the captions “Summary—The Offering,” “Description of the Common Units,” “Description of Our Partnership Agreement,” and “Provisions of our Partnership Agreement Relating to Cash Distributions” constitute accurate summaries of the terms of the Common Units in all material respects.

18. Descriptions and Summaries. The statements included in the Registration Statement and the Prospectus under the caption “Description of Our Partnership Agreement” insofar as they purport to constitute summaries of the provisions of federal statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act or any contracts and other documents, constitute accurate summaries of such provisions of such statutes, rules and regulations, and contracts and other documents in all material respects.

19. Tax Opinion. The opinion of Baker Botts L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Managers may rely upon such opinion as if it were addressed to them.

20. Investment Company Act. None of the Partnership Entities is now, or immediately following the sale of the Units to be sold by the Partnership pursuant to the Equity Distribution Agreement and application of the net proceeds from such sale as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” as defined in the Investment Company Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act and the Delaware LLC Act, (iv) with respect to the opinions expressed as to the good standing or due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Delaware Partnership Entities, state that such opinions are based upon certificates of good standing provided by the Secretary of State of the state of formation and certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the date of this opinion and shall be provided to counsel to the Managers), (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject; and (vi) with respect to the opinions expressed in paragraphs 3, 4, 5, 6 and 7 relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Lien Solutions, a Wolters Kluwer Company, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming such applicable entity as debtor.

In addition, such counsel shall make statements to the following effect:

We have reviewed the Registration Statement and the Prospectus and have participated in conferences with officers and other representatives of the Partnership Entities, with representatives of the Partnership’s independent registered public accounting firm, with your representatives and your counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement or the Prospectus, and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement and the Prospectus involve matters of a non-legal nature. Accordingly, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement and the Prospectus (except to the extent stated in paragraphs 17 and 18 above). Subject to the foregoing and on the basis of the information we gained in the course of performing the services referred to above, we advise you that:

(a) the Registration Statement, as of the latest Effective Date, and the Prospectus, as of its date and as of the date of the opinion, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

(b) nothing came to our attention that caused us to believe that:

(A) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(B) the Prospectus, as of its date and as of the date of the opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case we have not been asked to, and do not express any belief with respect to (i) the financial statements and schedules or other financial, accounting or reserve information contained or included therein or omitted therefrom or (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.

SCHEDULE I

Entity	Foreign Qualifications
Tallgrass Energy Partners, LP

Tallgrass Midstream, LLC	Wyoming

Tallgrass MLP GP, LLC

Trailblazer Pipeline Company, LLC	Colorado, Illinois, Nebraska, Utah

Tallgrass Energy Investments, LLC

Tallgrass MLP Operations, LLC	Colorado, Kansas, Missouri, Montana, Nebraska, Oklahoma, Utah, Wyoming

Tallgrass PXP Holdings, LLC

Tallgrass Pony Express Pipeline, LLC	Colorado, Kansas, Nebraska, Oklahoma, Wyoming

SCHEDULE II

1.	Revolving Credit Agreement, dated May 17, 2013, by and among Tallgrass Energy Partners, LP, Barclays Bank PLC, as administrative agent, and a syndicate of lenders named therein (“Revolving Credit Agreement”)

2.	Amendment No. 1 to Revolving Credit Agreement, dated June 25, 2014

3.	Amended and Restated Employment Agreement between Tallgrass Management, LLC, Tallgrass Development GP, LLC, Tallgrass GP Holdings, LLC, Tallgrass MLP GP, LLC and David G. Dehaemers, Jr.

4.	Purchase and Sale Agreement between Kinder Morgan Interstate Gas Transmission LLC and Kinder Morgan Pony Express Pipeline LLC

EXHIBIT D

FORM OF OPINION OF COLORADO COUNSEL

1. TIGT is validly existing and in good standing as a limited liability company under the laws of the State of Colorado and is duly qualified to do business or in good standing as a foreign limited liability company, as the case may be, in each jurisdiction set forth opposite its name on Schedule 1 hereto. TIGT has all limited liability company power and authority necessary to own or hold its properties currently owned or leased to it and to conduct the businesses in which it is currently engaged as described in the Registration Statement and the Prospectus, in each case in all material respects.

2. Tallgrass MLP Operations owns, of record, all of the outstanding membership interests in TIGT; and such membership interests have been duly authorized and validly issued in accordance with the TIGT LLC Agreement. Under the Colorado Limited Liability Company Act, C.R.S. §§ 7-80-101 et seq. (the “Colorado LLC Act”), no member of TIGT has any obligation to make further payments for its purchase of membership interests in TIGT or contributions to TIGT solely by reason of such member’s status as a member of TIGT, except for such member’s obligation to repay any funds wrongfully distributed to it.

3. The TIGT LLC Agreement has been duly authorized, executed and delivered by TIGT. The TIGT LLC Agreement is a valid and legally binding agreement of TIGT, enforceable against TIGT in accordance with its terms.

4. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Equity Distribution Agreement by the Partnership Parties, (iii) the consummation of any transactions contemplated by the Equity Distribution Agreement by the Partnership Parties, or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement and the Prospectus, (A) constitutes or will constitute a violation of the TIGT Governing Documents or the Colorado LLC Act, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute a default) under (w) the Amended and Restated Employment Agreement between Tallgrass Management, LLC, Tallgrass Development GP, LLC, Tallgrass GP Holdings, LLC, Tallgrass MLP GP, LLC and David G. Dehaemers, Jr., (x) the Purchase and Sale Agreement between Tallgrass Interstate Gas Transmission LLC (f/k/a Kinder Morgan Interstate Gas Transmission LLC) and Tallgrass Pony Express Pipeline LLC (f/k/a Kinder Morgan Pony Express Pipeline LLC) or (y) the Revolving Credit Agreement (collectively, the “Applicable Documents”), or (C) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Revolving Credit Agreement) upon any property or assets of any of the Partnership Entities under any of the Applicable Documents, in each case, except for any such breaches, violations, defaults or Liens that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of any of the Partnership Parties to consummate any transactions provided for in the Equity Distribution Agreement.

5. Except for any voting or transfer restrictions arising under or in connection with the Revolving Credit Agreement or as otherwise described in the Registration Statement or the Prospectus, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities, in each case pursuant to the Applicable Documents.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by Applicable Colorado Law and, for purposes of the no conflicts opinion contained in paragraph number 4 above with respect to the Applicable Documents stated to be governed by the laws of New York or Kansas, the contract law of the States of New York and Kansas, as the case may be, (iv) with respect to the opinions expressed as to the valid existence and good standing of TIGT in the State of Colorado and as to its good standing or qualification as a foreign limited liability company, state that such opinions are based upon, as applicable, a certificate of good standing provided by the Secretary of State of the State of Colorado and certificates of good standing or foreign qualification provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the applicable Delivery Date and shall be provided to counsel to the Managers), (v) define TIGT Governing Documents as the articles of organization of TIGT, as amended to date, and the TIGT LLC Agreement, (vi) define Applicable Colorado Law to mean those statutes, rules and regulations of the State of Colorado which, based upon such counsel’s scope of representation of and its experience with TIGT, such counsel reasonably recognizes, in the exercise of customary professional diligence, as applicable to TIGT with respect to transactions of the type contemplated by the Operative Agreements and to general business entities which are not engaged in regulated business activities, (vii) with respect any opinion regarding the enforceability of any agreement to which a Partnership Entity is a party, assume that such agreement is enforceable against all other parties thereto (other than any Partnership Entity), (viii) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property, (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities (including TIGT) may be subject, or (C) securities laws, including Blue Sky laws, and other anti-fraud laws, and (ix) state that the opinions expressed therein are subject to other assumptions, qualifications and limitations (including, without limitation, a Practical Realization Limitation) that are customarily made by such counsel in similar opinion letters, and are acceptable to the Managers in their reasonable discretion. For purposes hereof, a “Practical Realization Limitation” means a qualification regarding the enforceability of one or more reviewed agreements (a Reviewed Agreement) in substantially the following form: “In addition to the other qualifications set forth in this opinion letter regarding the enforceability of a Reviewed Agreement, certain waivers, procedures, remedies and other provisions of the Reviewed Agreements may be rendered unenforceable or limited by certain laws, regulations or judicial decisions, but such laws, regulations and judicial decisions would not render any Reviewed Agreement invalid as a whole and would not make the remedies available under the Reviewed Agreements, taken as a whole, inadequate for the practical realization of the principal rights and benefits purported to be afforded thereby, except for the economic consequences of any judicial, administrative or other delay or procedure which may be imposed by applicable law.”

SCHEDULE I

Entity	Foreign Qualifications
Tallgrass Interstate Gas Transmission, LLC	Kansas, Missouri, Montana, Nebraska, Oklahoma, Texas, Utah, Wyoming

EXHIBIT E

FORM OF OPINION OF GENERAL COUNSEL

1. Legal Proceedings. To the knowledge of such counsel, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described as required by the Securities Act.

2. Exhibits. To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments to which any of the Partnership Entities is a party that are required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

3. Non-Contravention. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of the Equity Distribution Agreement by the Partnership Parties, (iii) the consummation of the transactions contemplated by the Equity Distribution Agreement by the Partnership Parties or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement and the Prospectus, (i) violates or will violate any order, judgment, decree, or injunction known to such counsel to which any of the Partnership Entities is a party or any of their property or assets is subject, (ii) to the knowledge of such counsel, constitutes or will constitute a breach or violation of, or a or default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement or other instrument to which a Partnership Entity is a party (excluding for purposes of this clause (ii) of this opinion those agreements and instruments filed as an exhibit to the Registration Statement) (collectively, the “Applicable Agreements”), or (iii) to the knowledge of such counsel, results or will result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities under any Applicable Agreement, except for any such violations, breaches, defaults or Liens that, individually or in the aggregate, are not reasonably likely to materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in the Equity Distribution Agreement.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine and (iii) state that its opinion is limited to matters governed by the laws of the State of Kansas.

In addition, such counsel shall make statements to the following effect:

I have reviewed the Registration Statement and the Prospectus and I or my representatives have participated in conferences with officers and other representatives of the Partnership Entities, with representatives of the Partnership’s independent registered public accounting firm, and with your representatives and your counsel, at which the contents of the

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Registration Statement and the Prospectus and related matters were discussed. I have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement and the Prospectus involve matters of a non-legal nature. Accordingly, I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement and the Prospectus (except to the extent stated in paragraph 1). Subject to the foregoing and on the basis of the information I gained in the course of performing the services referred to above, I advise you that nothing came to my attention that caused me to believe that:

(a) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and

(b) the Prospectus, as of its date and as of the date of the opinion included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that in each case I have not been asked to, and do not express any belief with respect to (i) the financial statements and schedules or other financial, accounting or reserve information contained or included or incorporated by reference therein or omitted therefrom or (ii) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement or to documents incorporated by reference therein.

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EXHIBIT F

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

The undersigned, the duly qualified and elected Executive Vice President and Chief Financial Officer of Tallgrass MLP GP, LLC, the general partner of Tallgrass Energy Partners, LP (the “Partnership”), a Delaware limited partnership, does hereby certify in such capacity and on behalf of the Partnership, pursuant to Section 4(n) of the Equity Distribution Agreement, dated October 31, 2014 (the “Agreement”), between the Partnership and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. (each, a “Manager” and collectively, the “Managers”), that to the knowledge of the undersigned:

(i) The representations and warranties of the Partnership in Section 2 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Partnership has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Managers).

IN WITNESS WHEREOF, the undersigned has executed this Officer Certificate as of the date first written above.

Very truly yours,

Tallgrass Energy Partners, LP

By:	Tallgrass MLP GP, LLC,
its general partner

By: /s/ Gary J. Brauchle
Gary J. Brauchle
Executive Vice President, Chief Financial
Officer and Treasurer

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EXHIBIT G

ISSUER FREE WRITING PROSPECTUSES

None.

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EXHIBIT H

AGENT INFORMATION

None.

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